Exhibit 23.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



     We have issued our report dated January 15, 1999, accompanying the consolidated financial statements included in the 1998 Annual Report of First Colonial Group, Inc. and Subsidiaries on Form 10-K for the year ended December 31,1998. We hereby consent to the incorporation by reference of said reports in the Registration Statement of First Colonial Group, Inc. and Subsidiaries on Form S-3 (File No. 33-21126, effective July 6, 1989) and on Form S-8 (File No. 33-84400, effective September 27, 1994).



/S/ GRANT THORNTON

Philadelphia, Pennsylvania
March 30, 1999